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                                                                  EXHIBIT 3.1(c)
                                                                  -------------

                          CERTIFICATE OF DESIGNATIONS
                                       OF
                   SERIES B ESOP CONVERTIBLE PREFERRED STOCK
                                       OF
                                EKCO GROUP, INC.

                    (Pursuant to Section 151 of the General
                   Corporation Law of the State of Delaware)
                   -----------------------------------------

         I, Robert Stein, President of Ekco Group, Inc. ("Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY that, pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Company, the Board of Directors adopted, at a meeting duly called and held on February 14, 1989, the following resolution creating a series of 1,800,000 shares of Preferred Stock, par value $.01 per share, designated as Series B ESOP Convertible Preferred Stock:

         Resolved that, pursuant to the authority vested in the Board of Directors of the Company ("Board of Directors") in accordance with the provisions of its Restated Certificate of Incorporation, a series of the authorized Preferred Stock of the Company, $.01 par value share, be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         SECTION 1. DESIGNATION AND AMOUNT; SPECIAL PURPOSE RESTRICTED TRANSFER ISSUE.

         (A) The shares of this series of Preferred Stock shall be designated as Series B ESOP Convertible Preferred Stock ("Series B Preferred Stock") and the number of shares constituting such series shall be 1,800,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series B Preferred Stock.

         (B) Shares of Series B Preferred Stock shall be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Company. In the event of any transfer of shares of Series B Preferred Stock to any person other than any such plan trustee, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder, shall be automatically converted into shares of Common Stock, on the terms otherwise provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to
Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participation, optional or special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall be so converted. Certificates representing shares of Series B Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this paragraph (B) of
Section 1, shares of Series B Preferred Stock (i) may be


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converted into shares of Common Stock as provided by section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided by Sections 6,7 and 8 hereof.

         SECTION 2.  DIVIDENDS.

         (A) Subject to the rights of the holders of any share of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Series A Junior Participating Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), Common Stock and of any other junior stock of the Company, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends in an amount per share equal to the same amount per share (rounded to the nearest cent) as the aggregate per share amount of all cash dividends and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions as the Board of Directors may from time to time declare on the shares of Common Stock, provided that if a dividend is payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) is declared, then no dividend shall be payable to the holders of the Series B Preferred Stock. If the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the amount of the dividend paid on a share of Series B Preferred Stock shall be similarly adjusted so that, each share of Series B Preferred Stock is entitled to receive an amount of dividend which is equal to the amount of dividend to be received on the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted on the record date set for determining the stockholders entitled to a dividend.

         SECTION 3.  VOTING RIGHTS.

         The holders of shares of Series B Preferred Stock shall have the following voting rights:

         (A) The holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Company, voting together with the holders of Common Stock as one class. Each share of the Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-hundredth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series B Preferred Stock shall also be similarly adjusted.

         (B) Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; PROVIDED, HOWEVER, that the vote of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation of the Company, as amended, or this Resolution (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Company is the surviving or resulting corporation) if such amendment, alteration or repeal



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would alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock so as to affect them adversely.

         SECTION 4.  LIQUIDATION, DISSOLUTION OR WINDING UP.

         (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Company which remain after satisfaction in full of all valid claims of creditors of the Company and which are available for payment to stockholders and subject to the rights of the holders of any stock of the Company ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, liquidating distributions in the amount of $3.61, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon the liquidation, dissolution, or winding up of the Company, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Company.

         (B) Neither the merger or consolidation of the Company with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Company, nor the sale, transfer or lease of all or any portion of the assets of the Company, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Company for purposes of this
Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

         (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at the addresses shown on the books of the Company or any transfer agent for the Series B Preferred Stock.

         SECTION 5.  CONVERSION INTO COMMON STOCK.

         (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6, 7 or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of $3.61 to the amount which initially shall be $3.61 and which shall be adjusted as hereinafter provided (and, as so adjusted from time to time, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to one share of Common Stock



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for each share of Series B Preferred Stock so converted but that is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).

         (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the Certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), together with a written notice of conversion, at the principal executive office of the Company or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock sent by the Company or the transfer agent for the Series B Preferred Stock. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

         (C) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Company shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

         (D) The issuance by the Company of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series B Preferred Stock to be converted duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) as provided by this Resolution. On and after the effective day of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. On and after the effective date of conversion, the holder of the Series B Preferred Stock shall not have any right to receive any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a particular payment date if such payment date shall be subsequent to the effective date of conversion of such shares.

         (E) The Company shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.





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         (F)     Whenever the Company shall issue shares of Common Stock upon conversion of shares of Series B Preferred Stock as contemplated by this
Section 5, the Company shall issue together with each such share of Common Stock one right to purchase Series A Preferred stock (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of March 27, 1987 between the Company and The First National Bank of Boston, as Rights Agent, as such agreement may from time to time be amended, or any rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor, whether or not such rights shall be entitled to be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Company at such time and have not expired and only if shares of Common Stock which became outstanding at such time are accompanied by the issuance of such Rights at such time.

         (G) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. The Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Company lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.

         SECTION 6.  REDEMPTION AT THE OPTION OF THE COMPANY.

         (A) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Company, at any time at a redemption price per share equal to the greater of the Conversion Price (as defined in Section 5 hereof), as adjusted as provided in Section 9 hereof, on the date of redemption or the product of the "Fair Market Value of the Series B Preferred Stock" on the date of redemption times 105% plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. The "Fair Market Value of the Series B Preferred Stock" shall mean the Fair Market Value of the Common Stock (as defined in paragraph (E) of Section 9 hereof, provided, however, that in calculating their Fair Market Value, the Adjustment Period shall be deemed to be the five (5) consecutive trading days preceding, and including, the date of redemption), times the number of shares of Common Stock into which the shares of Series B Preferred Stock could be converted on the date fixed for redemption as determined in accordance with Section 5 hereof, rounded to the nearest one-tenth of a share; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the number of shares into which the shares of Series B Preferred Stock may be converted shall also be similarly adjusted. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as required by paragraph (C) of this Section
6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Company shall either redeem a portion of the shares of each



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holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Company.

         (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Company or any transfer agent for the Series B Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time; and (vii) an election form so that the holder of Series B Preferred Stock may designate the form of payment of the redemption price. Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the date fixed for redemption and at the redemption price set forth in this
Section 6.

         (C) The Company shall make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, as specified in writing by the holder of the shares of Series B Preferred Stock. Any such shares are to be valued for such purpose at their Fair Market Value (as defined in paragraph (E) of Section 9 hereof, provided, however, that in calculating their Fair Market Value, the Adjustment Period shall be deemed to be the five
(5) consecutive trading days preceding, and including, the date of redemption).

         SECTION 7.  HOLDER'S REDEMPTION RIGHTS.

         (A) Shares of Series B Preferred Stock shall be redeemed by the Company for cash or, if the holder so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph (C) of Section 6, at a redemption price equal to the Conversion Price per share plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Company given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, when and to the extent necessary (i) for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Ekco Group, Inc. Employees' Stock Ownership Plan, adopted effective as of January 1, 1989, as the same may be amended, or any successor plan (the "Plan") to participants in the Plan or (ii) for such holder to make payment of principal, interest or premium due and payable (whether as scheduled, upon acceleration or upon notice of the exercise of a right to prepay) on any indebtedness incurred by the holder for the benefit of the Plan, including indebtedness owed to the Company.


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         (B)  Unless otherwise required by law, notice of redemption will be sent by the holder of Series B Preferred Stock wishing to redeem to the Company or any transfer agent for the Series B Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred Stock to be redeemed; and (iii) the form of payment of the redemption price. The company shall, within two business days, acknowledge receipt of such notice and send a notice to the holder which shall state: (i) the redemption price;
(ii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (iii) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (iv) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Under surrender of the certificates for any shares so requested to be redeemed and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the date fixed for redemption and at the redemption price set forth in this Section 7.

         (C) The Company shall make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, as specified in writing by the holder of the shares of Series B Preferred Stock. Any such shares are to be valued for such purpose at their Fair Market Value (as defined in paragraph (E) of Section 9 hereof, provided, however, that in calculating their Fair Market Value, the Adjustment Period shall be deemed to be the five
(5) consecutive trading days preceding, and including, the date of redemption).

         SECTION 8.  CONSOLIDATION, MERGER, ETC.

         (A) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Company) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of Section 409(e) of the Internal Revenue Code of 1986, as amended, and
Section 407(c)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock of such holder shall be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Section 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying



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employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a majority of the non-electing shares). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent to the adjustments provided for by such section prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series B Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

         (B) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (C) of this Section 8), be deemed converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted at such time and each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind of amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a majority of the non-electing shares).

         (C) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph
(B) of this Section 8, then the Company shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the amount payable in respect of shares of Series B Preferred Stock upon liquidation of the Company pursuant to Section 4 hereof. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive



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such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction.

         SECTION 9.  ANTI-DILUTION ADJUSTMENTS.

         (A) In the event the Company shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Company (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

         (B) In the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Pro Rata Repurchase shall, subject to paragraphs (C) and (D) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the product of
(x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase multiplied by (y) the Fair Market Value (as herein defined) of a share of Common Stock on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase which is on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair market Value of the aggregate purchase price of the Pro Rata Repurchase and the denominator of which shall be the product (A) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Common Stock repurchased by the Company multiplied by (B) the Fair Market Value of a share of Common Stock on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Company shall send each holder of Series B Preferred Stock notice of any offer by the Company to make a Pro Rata Repurchase, at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock. Such notice shall indicate the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Company pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

         (C) Notwithstanding any other provisions of this Section 9, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent



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
(1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

         (D) If the Company shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Company or any rights or warrants to purchase or acquire any such security, which transaction does not result in any adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors. The determination of the Board of Directors as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(D), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all stockholders of the Company. The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Company, subdivision, reclassification or combination of shares of stock of the Company or any recapitalization of the Company shall not be taxable to holders of the Common Stock.

         (E) For purposes of this Resolution, the following definitions shall apply:

         "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five (5) consecutive trading days, selected by the Board of Directors of the Company or a committee thereof, during the 20 trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. Except as otherwise provided, the "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee.

         "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Company or any subsidiary thereof, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any property (including shares of a subsidiary of the Company), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Company or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(E), shares shall be deemed to have been purchased by the Company or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series B Preferred Stock are initially issued by the Company or on such other terms and conditions as the Board of Directors of the Company or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

         (F) Whenever an adjustment of the Conversion Price and the related voting rights of the Series B Preferred Stock is required pursuant to this Resolution, the Company shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock if there be one, and with the Secretary of the Company, a statement signed by two officers of the Company stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting and dividend rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting and dividend rights of the Series B Preferred Stock, the Company shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series B Preferred Stock.

         SECTION 10. RANKING; ATTRIBUTABLE CAPITAL AND ADEQUACY OF SURPLUS; RETIREMENT OF SHARES.

         (A) The Series B Preferred Stock shall rank senior to the Series A Preferred Stock and the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Company, and, unless otherwise provided in the Restated Certificate of Incorporation of the Company, as amended, or a Certificate of Designations relating to a subsequent series of Preferred Stock, par value $.01 per share, of the Company, the Series B Preferred Stock shall rank junior to all other series of the Company's Preferred Stock, par value $.01 per share, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

         (B) The capital of the Company allocable to the Series B Preferred Stock for purposes of the Delaware General Corporation Law (the "Corporation Law") shall be $.01 per share.

         (C) Any shares of Series B Preferred Stock acquired by the Company by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of preferred stock, par value $.01 per share, of the Company, undesignated as to series, and may thereafter be reissued as part of a new series of such preferred stock as permitted by law.

         SECTION 11.  MISCELLANEOUS.

         (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Company, to its office at 98 Spit Brook Road, Nashua, New Hampshire 03062 (Attention: Secretary) or to the transfer agent for the Series B Preferred Stock, or other agent of the Company designated as permitted by this Resolution or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

         (B) The term "Common Stock" as used in this Resolution means the Company's Common Stock, par value $.01 per share, as the same exists at the date of filing of a Certificate of Designations relating to Series B Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.
In the event that, at any time as a result of an adjustment made pursuant to
Section 9 of this Resolution, the holder of any share of the Series B Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8 and 10 and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

         (C) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

         (D) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Company.

         (E) Unless otherwise provided in the Restated Certificate of Incorporation, as amended, of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

         (F) The Company may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.

         IN WITNESS WHEREOF, I have executed this Certificate of Designations this 27th day of February 1989.


                                                   /S/ ROBERT STEIN
                                                   --------------------------
                                                   Robert Stein
                                                   President

ATTEST:


/S/ JEFFREY A. WEINSTEIN
------------------------
Jeffrey A. Weinstein
Secretary



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